UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a–101)

INFORMATION REQUIRED IN CONSENT STATEMENT

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Consent Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Consent Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

PUMA BIOTECHNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

FREDRIC N. ESHELMAN, PHARM.D.

JAMES M. DALY

SETH A. RUDNICK, M.D.

KENNETH B. LEE, JR.

(Name of Persons(s) Filing Consent Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

DR. FREDRIC N. ESHELMAN ANNOUNCES INTENT TO SET CONSENT

SOLICITATION RECORD DATE DECEMBER 17, 2015

Continues Process to Solicit Shareholders To Elect Four New Directors To

Puma Biotechnology, Inc. Board

NEW YORK, December 7, 2015 – Dr. Fredric N. Eshelman, Pharm. D. (“Dr. Eshelman”) today announced that he intends to set the record date in connection with the solicitation of written consents from the holders of shares of common stock of Puma Biotechnology, Inc. (the “Company”) to increase the size of the Company’s board of directors from five to nine directors and to elect four new directors.

Dr. Eshelman intends to deliver a completed written consent to the Company on December 17, 2015. Accordingly, under the Company’s bylaws and Delaware law, December 17, 2015 will be the record date for determining the Company’s shareholders who are entitled to execute consents relating to this consent solicitation. Shareholders of the Company as of close of business on December 17 will be entitled to participate in this consent solicitation and we urge shareholders to take action.

In accordance with Delaware law, the requisite consents from holders of a majority of the outstanding shares of the Company’s common stock must be delivered to the Company within 60 days of the record date.

Dr. Eshelman urges shareholders to sign, date and return the WHITE consent card in the postage-paid envelope previously provided. Please send in your WHITE consent card as soon as possible to ensure that your consent will count.

A copy of Dr. Eshelman’s definitive consent solicitation statement can be accessed at the following link:

http://www.sec.gov/Archives/edgar/data/1401667/000119312515380422/0001193125-15-380422-index.htm

Please call Okapi Partners LLC, at the number listed below if you would like more information.

Cadwalader, Wickersham & Taft LLP and Young Conaway Stargatt & Taylor, LLP are providing legal counsel on this matter.

# # #

Dr. Eshelman is the beneficial owner of 150,000 shares of common stock of the Company, representing approximately 1% of the Company’s outstanding shares, based upon the 32,435,748 shares of common stock reported by the Company to be outstanding as of November 2, 2015 in its Quarterly Report on Form 10-Q filed with the SEC on November 11, 2015.

Dr. Eshelman, James M. Daly, Seth A. Rudnick and Kenneth B. Lee, Jr. are the participants in the solicitation of consents (the “Participants”). Shareholders of the Company should read the definitive consent solicitation statement of the Participants because it contains important information relating to the solicitation of consents and the nominees to the Company’s board. The definitive consent statement and accompanying consent card have been furnished to some or all of the Company’s stockholders and are, along with other relevant documents, available at no charge on the internet at www.okapivote.com/pumabiotechnology or on the SEC’s website at http://www.sec.gov/. In addition, Okapi Partners LLC, Dr. Eshelman’s consent solicitor, will provide copies of the definitive consent statement and accompanying consent card without charge upon request by calling (877) 869-0171 or by emailing info@okapipartners.com.

Contacts

Investor Inquiries:

Okapi Partners LLC

Bruce Goldfarb/ Pat McHugh/ Lydia Mulyk

(212) 297-0720 or (877) 869-0171

info@okapipartners.com

Media Inquiries:

Finsbury

Kal Goldberg/ Chuck Nathan / Chris Ryall

(646) 805-2000

kal.goldberg@finsbury.com

charles.nathan@finsbury.com

chris.ryall@finsbury.com